Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-219030) pertaining to the 2017 Equity Incentive Plan and Blue Apron Holdings, Inc. 2012 Equity Incentive Plan of Blue Apron Holdings, Inc. of our report dated February 22, 2018, with respect to the consolidated financial statements and schedule of Blue Apron Holdings, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP

New York, New York
February 22, 2018